Exhibit 23

Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61612) pertaining to the Sport Chalet, Inc. 1992 Incentive Award Plan of our report dated May 15, 2003, with respect to the financial statements of Sport Chalet, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2003.

/s/ Ernst & Young LLP

Los Angeles, California
June 18, 2003

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